September 21, 2007

State Street Bank and Trust Company

Attn: Joseph L. Hooley, Vice Chairman

30 Dan Road

Braintree, Massachusetts 02021

Ladies and Gentlemen:

This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan Global Value Fund. The series has one class, Investor Shares. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003 and August 3, 2006, between Artisan Funds, Inc. and State Street Bank and Trust Company, Artisan Funds, Inc. hereby requests that you act as Transfer Agent for the new series under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Funds, Inc. for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN FUNDS, INC.

By:	/s/ Lawrence A. Totsky
Lawrence A. Totsky
Chief Financial Officer

Agreed to this 2nd day of October, 2007

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name:	Joseph L. Hooley
Title:	Vice Chairman

SCHEDULE A

Dated: September 21, 2007

Artisan Small Cap Fund – Investor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan Opportunistic Value Fund – Investor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Value Fund – Investor Shares